Exhibit 99.1

BIOMET, INC. COMMENCES REGISTERED EXCHANGE OFFER
Warsaw, Indiana –May 21, 2013. Biomet, Inc. (the “Company”) today announced the commencement of an exchange offer for up to $1,825,000,000 aggregate principal amount of its 6.500% Senior Notes due 2020 and $800,000,000 aggregate principal amount of its 6.500% Senior Subordinated Notes due 2020 (collectively, the “Original Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for equal principal amounts of its 6.500% Senior Notes due 2020 and its 6.500% Senior Subordinated Notes due 2020, the issuance of each of which has been registered under the Act (the “Exchange Notes”). The exchange offer will commence on May 21, 2013 and expire at 5:00 p.m. New York City time, on June 20, 2013 (the “Expiration Date”). The Exchange Notes are substantially identical to the Original Notes, except that the Exchange Notes have been registered under the Act, and will not bear any legend restricting their transfer.
The Company will accept for exchange any Original Notes validly tendered and not withdrawn prior to the Expiration Date, unless the exchange offer is extended or terminated.
The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated May 21, 2013. A written prospectus providing the terms of the exchange offer may be obtained from Wells Fargo Bank, National Association, which is serving as the exchange agent for the exchange offer. Wells Fargo Bank, National Association can be contacted at:

Wells Fargo Bank, National Association MAC N9303-121 Sixth & Marquette Avenue Minneapolis, Minnesota 55479 Attention: Corporate Trust Operations Facsimile: (612) 667-6282 Telephone: (800) 344-5128

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the prospectus dated May 21, 2013 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.
About Biomet
Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet's product portfolio encompasses large joint reconstructive products, including orthopedic joint replacement devices, and bone cements and accessories; sports medicine, extremities and trauma products, including internal and external orthopedic fixation devices; spine and bone healing products, including spine hardware, spinal stimulation devices, and orthobiologics, as well as electrical bone growth stimulators; dental reconstructive products; and other products, including microfixation products and autologous therapies. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Contacts
For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer, at (574) 372-1687 or Barbara Goslee, Director, Investor Relations at (574) 372-1514.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of the ongoing investigation by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the ability of the Company to successfully integrate the 2012 acquisition of DePuy Orthopaedics, Inc.'s worldwide trauma business; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; the impact of product liability litigation losses; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

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